EXHIBIT 24.1

An Integrated Energy Company

August 5, 2011

Mr. James E. Brunner

Mrs. Catherine M. Reynolds

Mr. Thomas J. Webb

CMS Energy Corporation

One Energy Plaza

Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission shelf registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the Stock Purchase Plan of the Corporation.

/s/ David W. Joos	/s/ Philip R. Lochner, Jr.
David W. Joos	Philip R. Lochner, Jr.

/s/ Merribel S. Ayres	/s/ Michael T. Monahan
Merribel S. Ayres	Michael T. Monahan

/s/ Jon E. Barfield	/s/ John G. Russell
Jon E. Barfield	John G. Russell

/s/ Stephen E. Ewing	/s/ Kenneth L. Way
Stephen E. Ewing	Kenneth L. Way

/s/ Richard M. Gabrys	/s/ John B. Yasinsky
Richard M. Gabrys	John B. Yasinsky

One Energy Plaza – 12th Floor - Jackson, MI 49201-2276 - Tel: 517 788 0550 - E-mail: www.cmsenergy.com